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                                                                       Exhibit n

                   Consent of Independent Public Accountants

     To the Board of Trustees and Shareholder
     Nuveen Senior Income Fund

     We consent to the use of our report and the reference to our firm under the heading "Experts" in the Statement of Additional Information.


                                       /s/ KPMG LLP


Chicago, Illinois
November 1, 1999